EXHIBIT 99.1

Acquired CrownRock Properties

Statements of Revenues and Direct Operating Expenses

For the Year Ended December 31, 2012 and the Nine Months Ended

September 30, 2012 and 2013

JOHNSON MILLER & CO., CPA’s	Midland, Texas
Certified Public Accountants	Odessa, Texas
A Professional Corporation	Hobbs, New Mexico
An Independent Member Of BDO Seidman Alliance

Independent Auditors’ Report

To the Partners of

CrownRock, L.P.

Midland, Texas

We have audited the accompanying Statement of Revenues and Direct Operating Expenses of the Acquired CrownRock Properties (the “Statement” or “Partnership”) for the year ended December 31, 2012.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of is financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Partnership’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note A. The presentation is not intended to be a complete presentation of the results of operations of the Acquired CrownRock Properties.

550 West Texas, Suite 1000 • Midland, Texas 79701 • (432) 683-1835 (432) 563-5085 • Fax (432) 686-0571

jmcpa.com

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Opinion

In our opinion, the Statement referred to above presents fairly, in all material respects, the Revenues and Direct Operating Expenses of the Acquired CrownRock Properties for the year ended December 31, 2012. in accordance with accounting principles generally accepted in the United States of America.

Midland, Texas

February 14, 2014

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Acquired CrownRock Properties

Statements of Revenues and Direct Operating Expenses

For the Year Ended December 31, 2012 and the Nine Months Ended

September 30, 2012 and 2013

	Year Ended	Nine Months Ended (Unaudited)
	December 31,	September 30,	September 30,
(in thousands)	2012	2012	2013

Revenues:
Oil sales	$20,915	$13,382	$40,508
Natural gas sales	3,333	1,950	6,931
Total revenues	24,248	15,332	47,439

Direct operating expenses:
Lease operating expense	2,512	1,424	4,672
Production taxes	1,222	767	2,288
Total direct operating expenses	3,734	2,191	6,960
Revenues in excess of direct operating expenses	$20,514	$13,141	$40,479

See accompanying notes to these statements of revenues and direct operating expenses.

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Acquired CrownRock Properties

Notes to Statements of Revenues and Direct Operating Expenses

For the Year Ended December 31, 2012 and the Nine Months Ended

September 30, 2012 and 2013

A.	Summary of Significant Accounting Policies

Basis of presentation

On December 12, 2013, CrownRock, L.P. (the “Partnership”) executed an agreement to sell approximately 9,360 gross (6,122 net) acres of developed and undeveloped oil and natural gas properties along with working interest in 93 gross (64.4 net) developed wells in the Wolfberry play in West Texas to BreitBurn Operating, L.P. (“BreitBurn”) for $282.2 million in cash subject to customary purchase price adjustments. The effective date and closing date of this transaction was December 30, 2013.

The accompanying statements present revenues and direct operating expenses of working interests in these oil and natural gas producing properties acquired by BreitBurn. The properties are referred to herein as the “Acquired CrownRock Properties.”

The accompanying statements of operating revenues and direct operating expenses were derived from the historical accounting records of the Partnership and are presented on the accrual basis of accounting. Such amounts may not be representative of future operations. The statements do not include depreciation, depletion and amortization, general and administrative expenses, income taxes or interest expense as these costs may not be comparable to the expenses expected to be incurred by BreitBurn on a prospective basis.

Historical financial statements reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not readily available on an individual property basis and not meaningful to the CrownRock, L.P. properties acquired. Accordingly, the historical statements of revenues and direct operating expenses are presented in lieu of the financial statements required under Rule 3-05 of the Securities and Exchange Commission Regulation S-X.

The statements of revenues and direct operating expenses of the Acquired CrownRock Properties for the nine months ended September 30, 2012 and 2013 are unaudited. In the opinion of the Partnership’s management, such statements include the adjustments and accruals which are necessary for a fair presentation of results for the properties. These interim results are not necessarily indicative of results for a full year.

Use of estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. The estimates include oil and natural gas reserve quantities. Management emphasizes that reserve estimates are inherently imprecise and that estimates of more recent reserve discoveries are more imprecise than those for properties with long production histories. Actual results could differ from these estimates.

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Revenue recognition

The Partnership uses the accrual method of accounting for crude oil and natural gas revenues. Sales of crude oil, natural gas liquids and natural gas are recognized when the delivery to the purchaser has occurred and title has been transferred. This occurs when oil or natural gas has been delivered to a pipeline or oil hauling has occurred. Crude oil is priced on the average monthly settlement price during the calendar month of the delivery month based upon prevailing prices published by purchasers with certain adjustments related to oil quality and physical location. Virtually all of the Partnership’s natural gas contracts’ pricing provisions are tied to a market index, with certain adjustments based on, among other factors, whether a well delivers to a gathering or transmission line, quality of natural gas, and prevailing supply and demand conditions, so that the price of the natural gas fluctuates to remain competitive with other available natural gas supplies.

Risk and uncertainties

Historically, the market for oil and natural gas has experienced significant price fluctuations. Prices are impacted by supply and demand, both domestic and international, seasonal variations caused by changing weather conditions, political conditions, governmental regulations, the availability, proximity and capacity of gathering systems for natural gas, and numerous other factors. Increases or decreases in prices received could have a significant impact on BreitBurn’s future results of operations, reserves estimates and financial position.

Estimating oil and natural gas reserves is complex and is not exact because of the numerous uncertainties inherent in the process. The process relies on interpretations of available geological, geophysical, petrophysical, engineering and production data. The extent, quality and reliability of both the data and the associated interpretations of that data can vary. The process also requires certain economic assumptions, including, but not limited to, oil and natural gas prices, drilling and operating expenses, capital expenditures, and taxes. Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas most likely will vary from the Partnership’s estimates. Any significant variance could materially affect the Partnership’s future results of operations, reserves estimates and financial position.

B.	Subsequent Events

In accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 855, the Partnership’s management has evaluated subsequent events through February 14, 2014, the date the accompanying statements of revenues and direct operating expenses were available to be issued. There were no material subsequent events that required recognition or additional disclosure in the accompanying statements of revenues and direct operating expenses.

C.	Supplemental Information on Oil and Natural Gas Exploration and Production Activities (Unaudited)

Costs Incurred in Oil and Natural Gas Property Acquisition and Development Activities

Costs incurred in oil and natural gas property acquisition and development activities of the Acquired CrownRock Properties are as follows for the year ended December 31, 2012:

(in thousands)

Property acquisition costs:
Proved	$122
Unproved	137
Development Costs	23,393
Exploration Costs	39,191
Total costs incurred for oil and natural gas properties	$62,843

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Oil and Natural Gas Reserves

The Partnership has presented the reserve estimates of the Acquired CrownRock Properties utilizing an oil price of $91.21 per Bbl and a natural gas price of $2.76 per Mcf as of December 31, 2012.

The Partnership’s estimated reserves at December 31, 2012 were based on reserve reports prepared by the Partnership’s internal petroleum engineers and staff. The proved oil and natural gas reserve estimates of the Partnership have been prepared in compliance with the Securities and Exchange Commission rules and accounting standards based on the 12-month un-weighted first-day-of-the-month average price.

The reserve disclosures that follow reflect estimates of proved reserves, proved developed reserves and proved undeveloped reserves, net of third-party royalty interests, of natural gas, crude oil and condensate, and NGLs owned at year end. Natural gas volumes are in millions of cubic feet (MMcf) at a pressure base of 14.73 pounds per square inch and volumes for oil are in thousands of barrels (MBbls).

The Partnership’s estimates of proved reserves are made using available production performance data, as well as pertinent geologic and reservoir data. These estimates are reviewed annually by internal reservoir engineers and revised, either upward or downward as warranted by additional data. Revisions are necessary due to changes in, among other things, reservoir performance, prices, economic conditions and governmental restrictions, as well as changes in the expected recovery associated with infill drilling.

The Acquired CrownRock Properties and associated reserves are located in the continental United States. The following table provides a rollforward of the total proved reserves of the Acquired CrownRock Properties for the year ended December 31, 2012. Oil volumes are expressed in MBbls and natural gas volumes are expressed in MMcf.

	Oil	Gas
	(MBbls)	(MMcf)

Proved reserves, beginning of year	2,834	5,646
Revisions of previous estimates	1,085	5,514
Extensions and discoveries	3,068	8,843
Acquisitions of minerals in place	1,133	3,200
Production	(241)	(723)
End of year	7,879	22,480

Proved developed reserves, end of year	3,255	10,111

Proved undeveloped reserves, end of year	4,624	12,369

Standardized Measure of Discounted Future Net Cash Flows

Reserve estimates and discounted future net cash flows are based on the unweighted average market prices for sales of oil and natural gas on the first calendar day of each month during the year. Cash flows are adjusted for transportation fees and regional price differentials, to the estimated future production of proved oil and natural gas reserves less estimated future expenditures to be incurred in developing and producing the proved reserves, discounted using an annual rate of 10% to reflect the estimated timing of the future cash flows. Income taxes are excluded because the Acquired CrownRock Properties are not a taxable entity. Extensive judgments are involved in estimating the timing of production and the costs that will be incurred throughout the remaining lives of the properties.

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Accordingly, the estimates of future net cash flows from proved reserves and the present value may be materially different from subsequent actual results. The standardized measure of discounted net cash flows does not purport to present, nor should it be interpreted to present, the fair value of the properties’ oil and natural gas reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, and anticipated future changes in prices and costs.

The table below reflects the standardized measure of discounted future net cash flows related to the Partnership’s interest in proved reserves of the Acquired CrownRock Properties at December 31, 2012

(in thousands)

Future cash inflows	$871,276
Future costs:
Development	(132,434)
Production	(269,173)
10% discount to reflect timing of cash flows	(296,452)

Standardized measure of discounted future net cash flows	$173,217

Changes in Standardized Measure of Discounted Future Net Cash Flows

The following table provides a rollforward of the standardized measure of discounted future net cash flows of the Acquired CrownRock Properties for the year ended December 31, 2012.

(in thousands)

Beginning of year	$57,429
Purchase of reserves in place	25,644
Extensions, discoveries, and improved recoveries, net of future developmental costs	65,069
Revisions of quantity estimates	39,937
Changes in estimated future development costs, net	(17,602)
Net changes in prices	(2,367)
Oil and natural gas sales, net of production costs	(20,731)
Changes of production rates and other	20,095
Accretion of discount	5,743

End of year	$173,217

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